Registration No. 333-28629

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                         <SECURITIES AND EXCHANGE COMMISSION>
                               WASHINGTON, D.C.  20549

                          ---------------------------------
                            POST-EFFECTIVE AMENDMENT NO. 1
                                          To
                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------------
                            Texas Energy Industries, Inc.

                           FORMERLY TEXAS UTILITIES COMPANY
                (Exact name of registrant as specified in its charter)
                  TEXAS                                  75-2669310
             (State or other                          (I.R.S. Employer
               jurisdiction                          Identification No.)
           of incorporation or
              organization)

                ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS  75201
                 (Address of Principal Executive Offices)  (Zip Code)

                         -----------------------------------
                        Long-Term Incentive Compensation Plan
                                        of the
                            Texas Utilities Company System
                               (Full title of the Plan)

                          ---------------------------------

                          Removing Shares from Registration




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

                         REMOVAL OF SHARES FROM REGISTRATION


               On June 6, 1997, the Registration Statement on Form S-8, File No. 333-28629, of Texas Utilities Company (Company) became effective with respect to the registration of 50,000 shares of the Company's Common Stock, without par value (Common Stock), in connection with the Long-Term Incentive Compensation Plan of the Texas Utilities Company System (Plan).

               The Company hereby withdraws from registration all the shares of the Common Stock registered under File No. 333-28629 and remaining unused under the Plan.

                                      SIGNATURE

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 19th day of September, 1997.
                                                  Texas Energy
                                                  Industries, Inc.

                                                  By
                                                  /s/ Robert J. Reger, Jr.
                                                  ---------------------
                                                     (Robert J. Reger,
                                                  Jr., Agent for Service)